Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Mid Penn Bancorp, Inc. of our reports dated March 13, 2025 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Mid Penn Bancorp, Inc., appearing in the Annual Report on Form 10-K of Mid Penn Bancorp, Inc. for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ RSM US LLP

Philadelphia, Pennsylvania

November 24, 2025

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